Exhibit 99.1

Services Acquisition Corp. International Receives Early Termination of Hart-Scott-Rodino Waiting Period for Pending Merger with Jamba Juice Company

FORT LAUDERDALE, Fla. & SAN FRANCISCO—(BUSINESS WIRE)—April 17, 2006 —  Services Acquisition Corp. International (“SVI”) (AMEX:SVI; AMEX:SVI-U; AMEX:SVI-WS) and Jamba Juice Company, the category-defining leader in healthy blended beverages, juices, and good-for-you snacks, today announced that SVI has received early termination of the waiting period under the Hart-Scott-Rodino Act relating to its proposed merger with Jamba Juice.

For additional information regarding the pending merger, please refer to SVI’s recent SEC filings available on-line at www.sec.gov.

About Jamba Juice

Jamba Juice is the category-defining leader in healthy blended beverages, juices, and good-for-you snacks. Founded in 1990 in California, today Jamba Juice has more than 540 company and franchised stores in 26 states nationwide with 7,500 employees. For the nearest location or a complete menu including new All Fruit Smoothies, please call: 1.866.4R.FRUIT or visit the website at www.jambajuice.com

About SVI

SVI is a blank check company that was formed for the specific purpose of consummating a business combination. SVI raised net proceeds of approximately $127 million through its initial public offering consummated in July 2005 and has dedicated its time since the offering to seeking and evaluating business combination opportunities. The management of SVI includes former executives from organizations such as Blockbuster Entertainment Group, AutoNation and Boca Resorts.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about SVI, Jamba Juice and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of SVI’s and Jamba Juice’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of SVI stockholders to approve the plan and agreement of merger and the transactions contemplated thereby; the number and percentage of SVI stockholders voting against the acquisition; changing interpretations of generally accepted accounting principles; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Jamba Juice is engaged; demand for the products and services that Jamba Juice provides, general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in SVI’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither SVI nor Jamba Juice assumes any obligation to update the information contained in this press release.

Additional Information and Where to Find It

In connection with the proposed acquisition and financing and required stockholder approval, SVI will file with the Securities and Exchange Commission a proxy statement which will be mailed to the stockholders of SVI. SVI’s stockholders are urged to read the proxy statement and other relevant materials when they become available as they will contain important information about the acquisition of Jamba Juice and the related private placement financing. SVI stockholders will be able to obtain a free copy of such filings at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to SVI, 401 East Las Olas Boulevard, Suite 1140, Fort Lauderdale, Florida 33301.

SVI and its officers and directors may be deemed to have participated in the solicitation of proxies from SVI’s stockholders in favor of the approval of the acquisition and related private placement financing. Information concerning SVI’s directors and executive officers is set forth in the publicly filed documents of SVI. Stockholder may obtain more detailed information regarding the direct and indirect interests of SVI and its directors and executive officers in the acquisition and related private placement financing by reading the preliminary and definitive proxy statements regarding the merger and private placement financing, which will be filed with the SEC.

Contacts:

Market Street Partners (for Jamba Juice)

Susan Coss, 415-445-3237 (Media)

Carolyn Bass or Jon Avidor, 415-445-3234 (Investors)

investors@jambajuice.com

or

Boardroom Communications, Inc. (for SVI)

Julie Silver, 954-370-8999

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